Exhibit 10.28

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

SECOND AMENDMENT

TO

TRANSACTION CONFIRMATION

This Second Amendment to Transaction Confirmation (this “Second Amendment”) is made on this 22nd day of May, 2018 (the “Effective Date”), by and between Iogen D3 Biofuel Partners LLC (“Buyer”) and GSF Energy, L.L.C. (the “Seller”).

WHEREAS, Buyer and Seller are parties to that certain transaction confirmation dated May 9, 2016, as amended by that certain first amendment dated May 20, 2016 (collectively, the “Transaction Confirmation”), which is subject to the base contract between the parties dated May 9, 2016 (the “Base Contract”); and

WHEREAS, Buyer and Seller desire to amend the Transaction Confirmation as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Use of Terms

Capitalized terms used herein shall have the same meaning ascribed thereto in the Transaction Confirmation and Base Contract unless otherwise specified herein.

Section 2. Amendment to the Transaction Confirmation

The Transaction Confirmation is hereby amended as follows:

Contract Price:

Clause (2) shall be replaced with the following:

“(2) Floating Price Gas: [***].”

Contract Quantity:

The following sentences shall be added to the end of the Contract Quantity section:

“Such amounts exceeding the MDV are not governed by this Transaction Confirmation. Seller shall retain all rights, title, and interest in the Gas and Green Attributes relating to such amounts.”

Calculation of Contract Volumes:

Contract volumes shall be calculated as set forth on Exhibit A.

Net Proceeds:

The following sentences shall be added to the definition of Net Proceeds:

•

For the portion of gross proceeds from RINs that are generated in respect of a batch of Vehicle Fuel used in two Monthly Periods, such proceeds shall be recognized as gross proceeds received in the Monthly Period in which the RINs were generated.

•

For the Net Proceeds calculation in respect of any Monthly Period where there is both Floating Price Gas and Floor Price Gas, gross proceeds from RIN sales accruing to a Monthly Period shall be allocated proportionally between Floating Price Gas and Floor Price Gas based upon the quantities of (a) Floating Price Gas delivered in such Monthly Period, and (b) RB used for such accrued RIN generation in the Monthly Period minus Floating Price Gas for such Monthly Period. Third-party costs and expenses are allocated proportionally between quantities of Floor Price Gas and Floating Price Gas delivered in the applicable Monthly Period.

Exhibit B provides an example of Net Proceeds calculation.

Except as expressly amended as provided herein, the Transaction Confirmation shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed as of the date first above written.

IOGEN D3 BIOFUEL PARTNERS LLC		GSF ENERGY, L.L.C.

By:	/s/ Patrick J. Foody	By:	/s/ James W. Wallace

Name:	Patrick J. Foody	Name:	James W. Wallace

Title:	Executive Vice President	Title:	Vice President

EXHIBIT A - Calculation of Contract Volumes

EXHIBIT B - Notes on Net Proceeds Calculation